UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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FluoroPharma Medical, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FluoroPharma Medical, Inc.
8 Hillside Avenue, Suite 108
Montclair, New Jersey 07042

Dear Stockholder:

The board of directors of FluoroPharma Medical, Inc., a Nevada corporation (the “Company”) is soliciting your consent on behalf of the Company to approve the following proposal (the “Proposal”), which has been approved by our board of directors:

To approve the amendment to Article V(a) of the Articles of Incorporation of the Company to increase the total number of shares of common stock which the Company is authorized to issue from 100,000,000 to 200,000,000 shares of common stock, having a par value of $0.001 each.

We are soliciting your approval of the Proposal by written consent in lieu of a meeting of stockholders because our board of directors believes that it is in the best interests of the Company and our stockholders to solicit the approval in the most cost effective manner.  A form of written consent is enclosed for your use.

This consent solicitation statement and accompanying form of written consent will be sent or given to our stockholders from whom we are seeking consent on or about July 20, 2016.  Our board of directors has fixed the close of business on July 20, 2016 as the record date (the “Record Date”) for determination of our stockholders that are entitled to give written consents.  Only the stockholders of record on the Record Date are entitled to give written consent to the Proposal.

Your consent is important regardless of the number of shares of stock that you hold.  Although our board of directors has approved the Proposal, the Proposal requires the approval by the vote of our stockholders of common stock and preferred stock.  For voting purposes, each share of preferred stock owned at the Record Date is equal to the number of shares of common stock that such shares of preferred stock are convertible into.  The written consent of holders of a majority of shares of common stock and preferred stock (based on the conversion ratio), voting as a single class, is required.

Our board of directors unanimously recommends that you consent to the Proposal.  The Proposal will be approved by our stockholders when we have received written consents to the Proposal from stockholders representing the required majority of the voting power of our outstanding common stock, as well as Series A Preferred Stock and Series B Preferred Stock if it were converted into common stock, voting as a single class.  If you approve the Proposal, please mark the enclosed written consent form to vote “For” the Proposal, and complete, date, sign and return your written consent to us.

July 20, 2016

Thomas H. Tulip, Ph.D. President and Chief Executive Officer

FluoroPharma Medical, Inc.
8 Hillside Avenue, Suite 108
Montclair, New Jersey 07042
Phone: (973) 744-1565

Question and Answers About This Consent Solicitation

Why am I receiving these materials?

We are asking our stockholders to approve the following proposal by written consent:

To approve the amendment to Article V(a) of the Articles of Incorporation of the Company to increase the total number of shares of common stock which the Company is authorized to issue from 100,000,000 to 200,000,000 shares of common stock, having a par value of $0.001 each.

On July 1, 2016, our board of directors approved the Proposal and we are now seeking stockholder approval.  Stockholder approval is required to effect the Proposal.

What is included in these materials?

These materials include:

•	this consent solicitation statement; and

•	the written consent form.

Important Notice Regarding the Availability of Materials for This Consent Solicitation

The materials listed above are also available at www.FluoroPharma.com.

What do I need to do now?

We urge you to carefully read and consider the information contained in this consent solicitation statement. We request that you send your written consent to the Proposal described in this consent solicitation statement.

Who can give the written consents?

Our board of directors has fixed the close of business on July 20, 2016 as the record date (the “Record Date”) for determination of our stockholders entitled to give written consents, including stockholders of preferred stock.  If you were a stockholder of record on the Record Date, you are entitled to give written consent to the Proposal.  As of the Record Date, there were 33,648,780 shares of our common stock issued and outstanding, 147,229 shares of Series A Preferred Stock issued and outstanding, and 5,382,071 shares of Series B Preferred Stock issued and outstanding.

How many votes do I have?

Holders of common stock have one vote for each share of our common stock that you owned as of the Record Date.  Holders of Series A Preferred Stock have one vote for each 0.34 share of Series A Preferred Stock that you owned as of the Record Date. Holders of Series B Preferred Stock have one vote for each 0.35 share of Series B Preferred Stock that you owned as of the Record Date.

How do I send my written consent?

If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, please complete, date, sign, and return the enclosed written consent form via fax, email or mail to any of the following addresses:

•	MAIL: FluoroPharma Medical, Inc., 8 Hillside Avenue, Suite 108, Montclair, New Jersey 07042

•	FACSIMILE: (973) 744-7617

•	EMAIL: trhein@fluoropharma.com

If you hold your shares in “street name” and wish to send your written consent, you must follow the instructions given by your broker, bank, or other nominee or contact your broker or bank.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is the stockholder of record with respect to those shares. However, you still are the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders need to follow the instructions located in the consent package you receive from your bank or broker.

What vote is required for the approval of the Proposal?

The Proposal will be approved by our stockholders if we receive written consents from stockholders holding the required majority of the voting power of our outstanding common stock, as well as Series A Preferred Stock and Series B Preferred Stock convertible into common stock, voting as a single class.

How are votes counted?

A written consent form that has been signed, dated and delivered to us with the “For” box checked will constitute consent for the Proposal.  A written consent form that has been signed, dated and delivered to us with the “Against” or “Abstain” boxes checked or without any of the boxes checked will be counted as a vote against the Proposal. Abstentions and broker non-votes will have the same effect as a vote against the Proposal.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner in street name does not vote on the Proposal because it does not have discretionary voting power with respect to the Proposal and has not received instructions with respect to the Proposal from the beneficial owner of those shares, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

When is the approval of the Proposal effective?

The approval of our stockholders of the Proposal is effective when we receive the written consents to the Proposal from our stockholders representing a majority of the voting power of our outstanding common stock and preferred stock convertible into common stock, voting as a single class, as of the Record Date.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote:

“For” approval of the amendment to Article V(a) of the Articles of Incorporation of the Company to increase the total number of shares of common stock which the Company is authorized to issue from 100,000,000 to 200,000,000 shares of common stock, having a par value of $0.001 each.

Can I revoke my written consent after sending it?

Yes.  A written consent, once dated, signed and delivered to us, will remain effective unless and until revoked by a written notice of revocation dated, signed and delivered to us before the time that we have received written consents to the Proposal from our stockholders representing a majority of the voting power of our outstanding common stock (whether holders of common stock or preferred stock) as of the Record Date.  Please send your notice of revocation by fax, email or mail via the same address that you would send your written consent, as disclosed elsewhere in this consent solicitation statement.

Do I have rights of appraisal or similar rights of dissenters with respect to the Proposal?

No.  Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with rights of appraisal or similar rights of dissenters with respect to the Proposal.

Who pays for the expense of this consent solicitation?

We will be making the solicitation. We will pay for the expense of soliciting the written consents and the cost of preparing, assembling and mailing material in connection therewith. Copies of solicitation materials may be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock and preferred stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of written consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our directors, officers, or regular employees. These individuals will receive no additional compensation for such services.

Forward-Looking Statements

This consent solicitation statement contains forward-looking statements. These statements relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 33,648,780 shares of common stock issued and outstanding, 147,229 shares of Series A Preferred Stock outstanding, and 5,382,071 shares of Series B Stock outstanding.  The common stock and preferred stock constitutes the outstanding classes of voting securities of the Company.  Each share of common stock entitles the holder to one (1) vote on all matters submitted to the stockholders.  Each 0.34 share of Series A Preferred Stock entitles the holder to one (1) vote on all matters submitted to the stockholders and each 0.35 share of Series B Preferred Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.  Stockholders do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock. The additional shares of common stock for which authorization is now sought are identical to the shares of common stock now authorized.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of July 20, 2016 regarding the beneficial ownership of our common stock, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o FluoroPharma Medical, Inc., 8 Hillside Avenue, Suite 108, Montclair, N.J. 07042. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of July 20, 2016, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned (2)
Thomas H. Tulip (3)	535,714	1.6%
Tamara Rhein (4)	219,202	0.7%
Johan (Thijs) Spoor (5)	288,925	0.9%
Walter Witoshkin (6)	230,845	0.7%
Peter S. Conti (7)	559,083	1.7%
Lawrence Atinsky (8)	307,586	0.9%
W. Austin Lewis, IV (9)	10,282,406	30.6%
Platinum Long Term Growth VII LLC (10)	1,815,193	5.4%
All executive officers and directors as a group (7 persons)	12,423,762	36.9%

(1)
Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o FluoroPharma Medical, Inc., 8 Hillside Avenue, Suite 108, Montclair, N.J. 07042.

(2)	Based upon 33,648,780 shares of our common stock issued and outstanding.

(3)
Includes 535,714 shares of common stock issuable upon conversion of outstanding convertible notes. Does not include 500,000 shares of common stock issuable upon exercise of options at $0.35 per share which are held by Dr. Tulip but not currently exercisable nor exercisable within 60 days of July 20, 2016.

(4)
Includes 10,000 shares of common stock, 22,991 shares of common stock issuable upon conversion of Series B Preferred Stock, 10,711 shares of common stock underlying warrants, 10,500 shares of common stock issuable upon exercise of options at $1.05 per share, 140,000 shares of common stock issuable upon exercise of options at $0.83 per share and 25,000 shares of common stock issuable upon exercise of options at $0.51.  Does not include 40,000 shares of common stock issuable upon exercise of options at $0.83 per share, and 25,000 shares of common stock issuable upon exercise of options at $0.51 per share which are held by Ms. Rhein but not currently exercisable nor exercisable within 60 days of July 20, 2016.

(5)	Includes 200,398 shares of common stock, 53,571 shares of common stock issuable upon conversion of Series B Preferred Stock, and 34,956 shares of common stock underlying warrants.

(6)
Does not include 161,250 restricted shares that vest upon the earlier of (i) the occurrence of a Change of Control, as defined in the 2011 Equity Incentive Plan; (ii) the successful completion of a Phase II clinical trial for any of the Company’s products; or (ii) the determination by the Board to provide for immediate vesting. Does include 37,500 shares of common stock issuable upon exercise of options at $0.95 per share, 17,857 shares of common stock issuable upon exercise of options at $1.40 per share, 125,488 shares of common stock issuable upon exercise of options at $0.83 per share, 25,000 shares of common stock issuable upon exercise of options at $$0.53 per share, and 25,000 shares of common stock issuable upon exercise of options at $0.35 per share.

(7)
Includes 35,738 shares of common stock, 45,000 shares of common stock issuable upon exercise of options at $0.95 per share, 285,000 shares of common stock issuable upon exercise of options at $0.16 per share, 17,857 shares of common stock issuable upon exercise of options at $1.40 per share, 125,488 shares of common stock issuable upon exercise of options at $0.83 per share, 25,000 shares of common stock issuable upon exercise of options at $0.53 per share, and 25,000 shares of common stock issuable upon exercise of options at $ $0.35 per share.

(8)
Includes 53,571 shares of common stock issuable upon conversion of Series B Preferred Stock, 24,956 shares of common stock underlying warrants, 125,488 shares of common stock issuable upon exercise of options at $0.83 per share, 25,000 shares of common stock issuable upon exercise of options at $0.53 per share, 25,000 shares of common stock issuable upon exercise of options at $0.35 per share and 53,571 shares of common stock issuable upon conversion of outstanding convertible notes. Does not include any shares of common stock issued or issuable as accrued interest pursuant to the convertible notes.

(9)
Includes 100,000 shares of common stock, 3,836 shares of common stock issuable upon exercise of options at $0.35 per share and 178,571 shares of common stock issuable upon conversion of outstanding convertible notes. Also includes, 7,142,857 shares of common stock issuable upon conversion of the convertible notes at $0.28 per share, 2,857,143 shares of common stock issuable upon exercise of the warrants at $0.50 per share held by Lewis Opportunity Fund. Does not include any shares of common stock issued or issuable as accrued interest pursuant to the convertible notes. W. Austin Lewis, IV is an affiliate of Lewis Opportunity Fund and has voting and dispositive power with respect to such shares.

(10)
Includes 1,815,193 shares of common stock. The number of shares beneficially owned by Platinum Long Term Growth VII LLC does not include 12,923,074 shares of common stock underlying 4,523,076 shares of Series B Preferred Stock and 6,020,214 shares of common stock underlying warrants, exercisable at $0.53 per share, beneficially owned by Platinum-Montaur Life Sciences, LLC. The terms of such Series B Preferred Stock and warrants provide that the holder may not convert or exercise such securities to the extent such conversion or exercise could result in the holder beneficially owning more than 4.99% of our outstanding common stock, unless waived by the holder on at least 61 days’ notice and subject to the terms of such securities. Assuming such blocker provisions were waived and the full conversion and exercise of the Series B Preferred Stock and warrants held by Platinum-Montaur Life Sciences, LLC, such holder would beneficially own, together with Platinum Long Term Growth Fund VII LLC, approximately 47% of our issued and outstanding common stock. Michael Goldberg has the voting and dispositive power over the securities held for the account of this beneficial owner. The address of Platinum Long Term Growth VII LLC is 152 West 57th Street, 4th Floor, New York, NY 10019.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

PROPOSAL

AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

Our board of directors believes that the increase in the number of authorized shares of our common stock is necessary to make available shares of common stock for future issuance by allowing the Company greater flexibility with respect to future actions involving the issuance of stock, including, without limitation, the raising of additional capital.  The proposed amendment to the Articles of Incorporation increasing the authorized shares is set forth in the Certificate of Amendment attached to this statement in substantial form as Exhibit A.

As of July 20, 2016, we have 33,648,780 shares of common stock outstanding and are authorized to issue 100,000,000 shares, leaving only 66,351,220 shares available for future issuances, including approximately 44,000,000 shares required to be reserved for preferred stock and convertible notes.  The board may sell securities from time to time to raise money needed to continue its operations and to have enough shares set aside for conversion of preferred stock into common stock.  Our board of directors further believes that the increase in the number of authorized shares of common stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

Our board of directors may authorize the issuance of any shares of common stock authorized but unissued without further shareholder approval. The issuance of such shares of common stock will be upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders’ equity, of the existing shareholders and may adversely affect the market price for the common stock.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult even if the person seeking to obtain control of the Company offers an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting right of persons seeking to cause such removal.

The increase in authorized shares of common stock is not in any way related to any current plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction, as the Company has no binding plans, proposals or arrangements at this time, written or otherwise, to issue any of the additional authorized shares of common stock in connection with a merger, consolidation, acquisition or similar business transaction.

In the event that the Proposal is approved by written consents of the shareholders, the Company may issue common stock of the Company pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (17 CFR §230.501 et seq.) to raise capital to fund ongoing operations or as part of a corporate transaction.  The issuance of the securities will have no effect upon the rights of existing security holders, other than the dilutive nature of the transaction.

RECOMMENDATION OF THE BOARD FOR THE PROPOSAL:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO AMEND ARTICLE V(a) OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 100,000,000 TO 200,000,000 SHARES

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee of any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is quoted on the OTC.QB under the symbol “FPMI”. The following table sets forth, for the calendar periods indicated the range of the high and low last reported of the Company’s common stock, as reported by the OTC.QB. The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.  The quotations may be rounded for presentation.

2016	High	Low
First Quarter	$0.37	$0.21
Second Quarter	$0.28	$0.20

2015
First Quarter	$0.50	$0.35
Second Quarter	$0.45	$0.30
Third Quarter	$0.43	$0.24
Fourth Quarter	$0.37	$0.30

2014
First Quarter	$0.74	$0.51
Second Quarter	$0.90	$0.67
Third Quarter	$0.68	$0.56
Fourth Quarter	$0.62	$0.40

As of July 20, 2016, we had approximately 185 stockholders of record.  Our transfer agent is VStock Transfer, LLC, Cedarhurst, New York.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Unregistered Sales of Equity Securities

Equity Compensation Plan Information

The following table reflects, as of July 20, 2016, compensation plans pursuant to which the Company is authorized to issue options, warrants or other rights to purchase shares of its common stock, including the number of shares issuable under outstanding options, warrants and rights issued under the plans and the number of shares remaining available for issuance under the plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	3,170,089	$0.64	3,144,411
Equity compensation plans not approved by shareholders	--	--	--
Total	3,170,089	$0.64	3,144,411

Purchases of Equity Securities by the Issuer and Affiliated Purchases

There were no issuer purchases of our equity securities during the fiscal year ended December 31, 2015 or for the quarters ended March 31, 2016 or June 30, 2016.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Securities Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one from your broker, please notify your broker.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules and state law.  The Company has not set an annual meeting date.   The Company will provide in a timely manner the date of the meeting, if any, and the dates for submitting nominees and stockholder proposals as soon as a date of an annual meeting is confirmed.  We will provide notice of the meeting date on a quarterly report on Form 10-Q, or, if a more immediate notice is necessary, on a current report on Form 8-K.  The meeting, if held, will not be held earlier than April 1, 2017.

Stockholder Proposals to be Included in the Proxy Statement

To be considered for inclusion in our proxy materials for next annual meeting, a stockholder proposal must be received in writing at our offices, 8 Hillside Avenue, Suite 108, Montclair, NJ 07042, within 120 days of the meeting date.  A meeting date is not yet set and if a date is set, the date will be announced in our quarterly or current report within a reasonable time before the deadline.  For other stockholder meetings, proposals must be included within a reasonable time before printing of proxy materials for such meeting.

Stockholder Proposals Not to be Included in the Proxy Statement

If you wish to make a stockholder proposal at a meeting that is not intended to be included in our proxy materials for that meeting, you are not required to give us notice.

INCORPORATION OF FINANCIAL INFORMATION BY REFERENCE

We “incorporate by reference” into this consent solicitation statement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC:

•	Form 10-K for fiscal year ended December 31, 2015.

•	Form 10-Q for quarter ended March 31, 2016.

•	Form 8-K Current Reports dated July 18, 2016, June 9, 2016, May 31, 2015, May 4, 2016, March 23, 2016, January 25, 2016, and January 14, 2016.

We will be mailing these items if requested through U.S. mail and electronically to shareholders being solicited and posting these items on our website for you to read and print. You may request an additional copy of these filings at no cost, by writing or telephoning us at the following address:

FluoroPharma Medical, Inc.
8 Hillside Avenue, Suite 108 Montclair, New Jersey 07042 (973) 744-1565

WRITTEN CONSENT OF SHAREHOLDERS OF FLUOROPHARMA MEDICAL, INC.
APPROVING AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned shareholder(s) of FluoroPharma Medical, Inc. (the “Company”) hereby vote:

[ ] FOR	[ ] AGAINST	[ ] ABSTAINS
(check one)

to consent to the proposal to amend Article V(a) of the Articles of Incorporation of the Company to increase the total number of shares of common stock which the Company is authorized to issue from 100,000,000 to 200,000,000 shares of common stock, having a par value of $0.001 each (the “Amendment”), as described in the accompanying Consent Solicitation Statement of the Company dated July 20, 2016.

By signing this written consent, a shareholder of the Company shall be deemed to have voted all shares of the Company’s common stock which he or she or it is entitled to vote in accordance with the specifications made above, with respect to the Amendment. If a shareholder signs and returns this written consent, but does not indicate thereon the manner in which the shareholder wishes to vote the shareholder’s shares with respect to the proposal described above, then such shareholder will be deemed to have given affirmative written consent “FOR” the proposal.

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE COMPANY. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO TERMINATION OF THE SOLICITATION PERIOD BY FILING A WRITTEN INSTRUMENT REVOKING THE CONSENT WITH THE COMPANY’S SECRETARY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU GIVE YOUR AFFIRMATIVE WRITTEN CONSENT IN FAVOR OF APPROVAL OF THE AMENDMENT.

(Number of Shares)	(Type of Shares—Common / Preferred)

Date:

(Print Name of Shareholder)	(Print Name of Joint Shareholder

(Signature of Shareholder)	(Signature of Joint Shareholder)

Please date this written consent and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

PLEASE RETURN THIS CONSENT BY ANY OF THE FOLLOWING METHODS:

•	MAIL: FluoroPharma Medical, Inc., 8 Hillside Avenue, Suite 108, Montclair, New Jersey 07042

•	FACSIMILE: (973) 744-7617

•	EMAIL: trhein@fluoropharma.com

EXHIBIT A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1.	Name of corporation:

FluoroPharma Medical, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Article V(a) is hereby amended to read in its entirety as follows:

a)  “Common Stock.”  The total number of shares of Common Stock which this Corporation is authorized to issue is Two Hundred Million (200,000,000) shares of Common Stock having a par value of $0.001 each share.  The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of shareholders.  Each share shall be entitled to the same dividend and liquidation rights.  The capital stock of this Corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this Corporation.

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

Total Shares voted in favor:

Total Voting Shares outstanding:

Percentage of Shares voted in favor:

4.	Effective date of filing (optional): upon filing.

5.	Signature: ____________________________________ Thomas H. Tulip, Ph.D., President